As filed with the Securities and Exchange Commission on January 12, 2000
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-3076-069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices, including zip code)

SANGSTAT MEDICAL CORPORATION
1993 Stock Option Plan
1996 Non-Employee Directors Stock Option Plan
 (Full title of the Plans)

Stephen G. Dance
Chief Financial Officer
SANGSTAT MEDICAL CORPORATION
6300 Dumbarton Circle
Fremont, California 94555
 (Name and address of agent for service)

(510) 789-4300
 (Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
                                            Maximum       Maximum
          Title of              Amount     Offering      Aggregate      Amount of
         Securities             to be      Price Per     Offering      Registration
      to be Registered       Registered(1) Share(2)      Price(2)          Fee
---------------------------- ------------ ----------- --------------- --------------

1993 Stock Option Plan
  Options                      1,300,000      $31.00     $40,300,000     $10,639.20
  Common Stock
   (par value $0.001)          1,300,000
                                   shares

1996 Non-Employee
Directors Stock Option Plan
  Options                        250,000      $31.00      $7,750,000      $2,046.00
  Common Stock
   (par value $0.001)            250,000
                                   shares

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option Plan or the 1996 Non-Employee Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of SangStat Medical Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of SangStat Medical Corporation on January 12, 2000.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     SangStat Medical Corporation ("SangStat") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

(a) SangStat's Annual Report on Form 10-K for the fiscal year ended December 31, 1998

(b)

(1) SangStat's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999;

(2) SangStat's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999;

(3) SangStat's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999, and;

(c) SangStat's Registration Statement No. 0-22890 on Form 8-B filed with the SEC on December 4, 1995 under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to SangStat's outstanding Common Stock.

     All reports and definitive proxy or information statements filed under the Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "1933 Act"). SangStat's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. SangStat's Certificate of Incorporation provides that, under the Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to SangStat and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to SangStat for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. SangStat has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide SangStat's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22890 on Form 8- B, which is incorporated herein by reference under the Item 3(c) of this Registration Statement.
5	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

     A. SangStat hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

(i) to include any prospectus required by Section 10(a)(3) of the 1933 Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by SangStat under the Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of SangStat's 1993 Stock Option Plan and/or 1996 Non-Employee Directors Stock Option Plan.

     B. SangStat hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of SangStat's annual report under the Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of SangStat under the indemnification provisions summarized in Item 6 or otherwise, SangStat has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SangStat of expenses incurred or paid by a director, officer or controlling person of SangStat in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SangStat will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Under the requirements of the Securities Act of 1933, as amended, SangStat certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California on this 12th day of January, 2000.

SANGSTAT MEDICAL CORPORATION

(Registrant)

By:	/s/ Jean-Jacques Bienaime

Jean-Jacques Bienaime
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of SangStat Medical Corporation, a Delaware corporation, do hereby constitute and appoint Jean- Jacques Bienaime and Carole L. Nuechterlein, or either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Under the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                      Date
--------------------------  ----------------------------------  --------------
/s/ Jean-Jacques Bienaime   President, Chief Executive          December 9, 1999
--------------------------  Officer and Director
  Jean-Jacques Bienaime     (Principal Executive Officer)

/s/ Stephen G. Dance        Chief Financial Officer             December 9, 1999
--------------------------  (Principal Financial and
  Stephen G. Dance          Accounting Officer)

/s/ Philippe Pouletty       Chairman of the Board               December 9, 1999
--------------------------
  Philippe Pouletty

/s/ Frederic J. Feldman     Director                            December 9, 1999
--------------------------
  Frederic J. Feldman

/s/ Elizabeth Greetham      Director                            December 9, 1999
--------------------------
  Elizabeth Greetham

/s/ Richard D. Murdock      Director                            December 9, 1999
--------------------------
  Richard D. Murdock

/s/ Andrew J. Perlman                                           December 9, 1999
--------------------------
  Andrew J. Perlman

/s/ Vincent R. Worms                                            December 9, 1999
--------------------------
  Vincent R. Worms

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-22890 on Form 8- B, which is incorporated herein by reference under the Item 3(c) of this Registration Statement.
5	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.